Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 22, 2005 relating to the combined financial statements of Automotive Lease Guide, LLC, and Automotive Lease Guide, Canada, Inc., which appears in DealerTrack Holding Inc.'s Registration Statement on Form S-1.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
September 25, 2006